Exhibit 1.3

Pricing Agreement

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

AstraZeneca Finance LLC (the “Issuer”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated May 25, 2021 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Notes specified in Schedule II hereto, guaranteed by AstraZeneca PLC, a company organized under the laws of England (the “Company,” such guarantee, the “Guarantee” and together with the Notes, the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto.

Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Pricing Agreement. Schedule IV sets forth all documents that the Issuer, the Company and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheets prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 5:00 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the aggregate principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282-2198, Attention: Registration Department, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, Fax: +1 (212) 834-6081, (iii) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, Fax: +1 (212) 507-8999, Phone: +1 (212) 761-6691; and if to the Issuer or the Company shall be delivered or sent by mail, e-mail or facsimile transmission to its address set forth in the Registration Statement, Phone: +44-20-3749-5000, Email: aztbo@astrazeneca.com, Attention: Company Secretary, or such other address as the Issuer or the Company shall notify in writing to the Representatives at their respective foregoing addresses; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail, e-mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or e-mail constituting such Questionnaire, which address will be supplied to the Issuer and the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

A-2

Very truly yours,

ASTRAZENECA FINANCE LLC

By:	/s/ David E. White
Name:David E. White
Title: Treasurer and Director

ASTRAZENECA PLC

By:	/s/ Jonathan Slade
Name: Jonathan Slade
Title: Group Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

[Signature Page to Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yuri Slyz
Name: Yuri Slyz
Title: Executive Director

[Signature Page to Pricing Agreement]

SCHEDULE I

	Aggregate Principal Amount of 2024 Notes to be Purchased	Aggregate Principal Amount of 2026 Notes to be Purchased	Aggregate Principal Amount of 2028 Notes to be Purchased	Aggregate Principal Amount of 2031 Notes to be Purchased
Goldman Sachs & Co. LLC	$160,000,000	$125,000,000	$125,000,000	$75,000,000
J.P. Morgan Securities LLC	$320,000,000	$250,000,000	$250,000,000	$150,000,000
Morgan Stanley & Co. LLC	$400,000,000	$312,500,000	$312,500,000	$187,500,000
Barclays Capital Inc.	$144,000,000	$112,500,000	$112,500,000	$67,500,000
BNP Paribas	$72,000,000	$56,250,000	$56,250,000	$33,750,000
Citigroup Global Markets Inc.	$72,000,000	$56,250,000	$56,250,000	$33,750,000
Deutsche Bank Securities Inc.	$72,000,000	$56,250,000	$56,250,000	$33,750,000
HSBC Securities (USA) Inc.	$72,000,000	$56,250,000	$56,250,000	$33,750,000
Mizuho Securities USA LLC	$72,000,000	$56,250,000	$56,250,000	$33,750,000
Santander Investment Securities Inc.	$72,000,000	$56,250,000	$56,250,000	$33,750,000
Skandinaviska Enskilda Banken AB (publ)	$72,000,000	$56,250,000	$56,250,000	$33,750,000
Société Générale	$72,000,000	$56,250,000	$56,250,000	$33,750,000

Total	$1,600,000,000	$1,250,000,000	$1,250,000,000	$750,000,000

S.I-1

SCHEDULE II

Title of Designated Securities:

$1,600,000,000 0.700% Fixed Rate Notes due 2024 (the “2024 Notes”).

$1,250,000,000 1.200% Fixed Rate Notes due 2026 (the “2026 Notes”).

$1,250,000,000 1.750% Fixed Rate Notes due 2028 (the “2028 Notes”).

$750,000,000 2.250% Fixed Rate Notes due 2031 (the “2031 Notes”).

The 2024 Notes, the 2026 Notes, the 2028 Notes and the 2031 Notes are collectively referred to herein as the “Designated Securities” or “Notes”.

Issuer:

AstraZeneca Finance LLC

Guarantor:

AstraZeneca PLC

Aggregate Principal Amount:

$1,600,000,000 for the 2024 Notes.

$1,250,000,000 for the 2026 Notes.

$1,250,000,000 for the 2028 Notes.

$750,000,000 for the 2031 Notes.

Price to Public:

99.991% of the principal amount of the 2024 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2024 Notes).

99.874% of the principal amount of the 2026 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2026 Notes).

99.830% of the principal amount of the 2028 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2028 Notes).

99.875% of the principal amount of the 2031 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2031 Notes).

Purchase Price by Underwriters:

99.866% of the principal amount of the 2024 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2024 Notes).

99.649% of the principal amount of the 2026 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2026 Notes).

99.555% of the principal amount of the 2028 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2028 Notes).

99.550% of the principal amount of the 2031 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2031 Notes).

S.II-1

Specified Funds for Payment of Purchase Price:

New York Clearing House funds.

Indenture:

Indenture to be dated as of May 28, 2021, among the Issuer, the Guarantor and The Bank of New York Mellon.

Maturity Dates:

The stated maturity of the principal of the 2024 Notes will be May 28, 2024.

The stated maturity of the principal of the 2026 Notes will be May 28, 2026.

The stated maturity of the principal of the 2028 Notes will be May 28, 2028.

The stated maturity of the principal of the 2031 Notes will be May 28, 2031.

Interest Rates:

The 2024 Notes will bear interest from May 28, 2021 at a fixed rate of 0.700% per annum, payable semi-annually.

The 2026 Notes will bear interest from May 28, 2021 at a fixed rate of 1.200% per annum, payable semi-annually.

The 2028 Notes will bear interest from May 28, 2021 at a fixed rate of 1.750% per annum, payable semi-annually.

The 2031 Notes will bear interest from May 28, 2021 at a fixed rate of 2.250% per annum, payable semi-annually.

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Interest Payment Dates:

Interest on the 2024 Notes will be paid semi-annually in arrears on May 28 and November 28 of each year, commencing November 28, 2021.

Interest on the 2026 Notes will be paid semi-annually in arrears on May 28 and November 28 of each year, commencing November 28, 2021.

Interest on the 2028 Notes will be paid semi-annually in arrears on May 28 and November 28 of each year, commencing November 28, 2021.

Interest on the 2031 Notes will be paid semi-annually in arrears on May 28 and November 28 of each year, commencing November 28, 2021.

Redemption Provisions:

The 2026 Notes, the 2028 Notes and the 2031 Notes are subject to the Special Mandatory Redemption described below (the “Special Mandatory Redemption Notes”). The 2024 Notes are not subject to Special Mandatory Redemption. If (i) the consummation of the Alexion Acquisition does not occur on or before March 12, 2022 or (ii) prior to such date, the Issuer notifies the Trustee that it will not pursue the consummation of the Alexion Acquisition (each of (i) and (ii), a “Special Mandatory Redemption Trigger”), the Issuer will be required to redeem the Special Mandatory Redemption Notes then outstanding at a redemption price equal to 101% of the principal amount of such Special Mandatory Redemption Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the supplement to the Prospectus relating to the Designated Securities dated May 24, 2021 (the “Prospectus Supplement”)). “Alexion Acquisition” means the transactions contemplated by the Agreement and Plan of Merger, dated as of December 12, 2020, among the Issuer and the other parties thereto, with respect to the acquisition by the Issuer of Alexion, as it may be amended from time to time prior to or subsequent to the date hereof.

The Issuer may redeem the Notes of each series, in whole or in part, from time to time as follows: (i) prior to the Par Call Date (as defined herein), at a redemption price equal to the greater of (A) 100% of the principal amount of the Notes to be redeemed, and (B) as determined by the Quotation Agent (as defined in the Prospectus Supplement), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (assuming for this purpose that such series of Notes matured on the applicable Par Call Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as defined herein), and (ii) on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

In the event of certain tax law changes and other limited circumstances that, in each case, occur after the date of the Prospectus Supplement and require the Issuer to pay additional amounts as described in the Prospectus Supplement, the Issuer may redeem in whole, but not in part, any series of the Notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest thereon to but excluding the date of redemption.

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Par Call Dates:

2024 Notes: May 28, 2022.

2026 Notes: April 28, 2026.

2028 Notes: March 28, 2028.

2031 Notes: February 28, 2031.

Make-Whole Spreads:

2024 Notes: 10 basis points.

2026 Notes: 10 basis points.

2028 Notes: 10 basis points.

2031 Notes: 12.5 basis points.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions as set forth in the Indenture.

Time of Delivery of the Designated Securities:

May 28, 2021.

Closing Location for Delivery of the Designated Securities:

The offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, New York.

Address of the Company For Notice Purposes:

AstraZeneca PLC
1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA
England, United Kingdom

Attention: Company Secretary

Names and Addresses of the Representatives For Notice Purposes:

Goldman Sachs & Co. LLC
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Registration Department

J.P. Morgan Securities LLC
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

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SCHEDULE III

Issuer Free Writing Prospectus:

(a)	Final Term Sheet dated May 25, 2021 containing the final terms of the Designated Securities as set forth in Schedule V hereto.

S.III-1

SCHEDULE IV

Pricing Disclosure Package:

Preliminary Prospectus dated and filed with the Commission on May 24, 2021, together with the Issuer Free Writing Prospectus listed on Schedule III hereto.

S.IV-1

SCHEDULE V

AstraZeneca Finance LLC

$1,600,000,000 0.700% Notes due 2024

$1,250,000,000 1.200% Notes due 2026

$1,250,000,000 1.750% Notes due 2028

$750,000,000 2.250% Notes due 2031

Final Term Sheets

Issuer:	AstraZeneca Finance LLC
Guarantor:	AstraZeneca PLC
Trade Date:	May 25, 2021
Settlement Date:	May 28, 2021 (T+3)
Expected Ratings:	Moody’s: A3 (negative); S&P: BBB+ (CreditWatch positive)

$1,600,000,000 0.700% Notes due 2024:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,600,000,000
Maturity Date:	May 28, 2024
Coupon:	0.700%
Benchmark Treasury:	0.250% due May 15, 2024
Benchmark Treasury Price and Yield:	99-27, 0.303%
Spread to Benchmark Treasury:	+40 basis points
Yield to Maturity:	0.703%
Price to Public:	99.991% of the Aggregate Principal Amount
Interest Payment Dates:	May 28 and November 28, commencing November 28, 2021
Gross Proceeds to Issuer:	$1,599,856,000
Underwriting Discount:	0.125% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,597,856,000
Redemption Provisions:
Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to May 28, 2022, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on May 28, 2022 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.100% and (ii) on or after May 28, 2022, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

S.V-1

Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances that occur, in each case, after the date of the supplement to the Prospectus dated May 24, 2021 (the “Prospectus Supplement”)) and require the Issuer to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAC7
ISIN:	US04636NAC74

$1,250,000,000 1.200% Notes due 2026:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,250,000,000
Maturity Date:	May 28, 2026
Coupon:	1.200%
Benchmark Treasury:	0.750% due April 30, 2026
Benchmark Treasury Price and Yield:	99-28, 0.776%
Spread to Benchmark Treasury:	+45 basis points
Yield to Maturity:	1.226%
Price to Public:	99.874% of the Aggregate Principal Amount
Interest Payment Dates:	May 28 and November 28, commencing November 28, 2021
Gross Proceeds to Issuer:	$1,248,425,000
Underwriting Discount:	0.225% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,245,612,500
Redemption Provisions:
Special Mandatory Redemption	If (i) the consummation of the Alexion Acquisition (as defined in the Prospectus Supplement) does not occur on or before March 12, 2022 or (ii) prior to such date, the Issuer notifies the Trustee that it will not pursue the consummation of the Alexion Acquisition, the Issuer will be required to redeem the notes then outstanding at a redemption price equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the Prospectus Supplement).

S.V-2

Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to April 28, 2026, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on April 28, 2026 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.100% and (ii) on or after April 28, 2026, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances that occur, in each case, after the date of the Prospectus Supplement and require the Issuer to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAA1
ISIN:	US04636NAA19

$1,250,000,000 1.750% Notes due 2028:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,250,000,000
Maturity Date:	May 28, 2028
Coupon:	1.750%
Benchmark Treasury:	1.250% due April 30, 2028
Benchmark Treasury Price and Yield:	100-05, 1.226%
Spread to Benchmark Treasury:	+55 basis points
Yield to Maturity:	1.776%
Price to Public:	99.830% of the Aggregate Principal Amount
Interest Payment Dates:	May 28 and November 28, commencing November 28, 2021
Gross Proceeds to Issuer:	$1,247,875,000
Underwriting Discount:	0.275% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,244,437,500
Redemption Provisions:
Special Mandatory Redemption	If (i) the consummation of the Alexion Acquisition (as defined in the Prospectus Supplement) does not occur on or before March 12, 2022 or (ii) prior to such date, the Issuer notifies the Trustee that it will not pursue the consummation of the Alexion Acquisition, the Issuer will be required to redeem the notes then outstanding at a redemption price equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the Prospectus Supplement).

S.V-3

Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to March 28, 2028, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on March 28, 2028 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.100% and (ii) on or after March 28, 2028, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances that occur, in each case, after the date of the Prospectus Supplement and require the Issuer to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAE3
ISIN:	US04636NAE31

$750,000,000 2.250% Notes due 2031:

Security Type:	Senior Notes
Aggregate Principal Amount:	$750,000,000
Maturity Date:	May 28, 2031
Coupon:	2.250%
Benchmark Treasury:	1.625% due May 15, 2031
Benchmark Treasury Price and Yield:	100-18, 1.564%
Spread to Benchmark Treasury:	+70 basis points
Yield to Maturity:	2.264%
Price to Public:	99.875% of the Aggregate Principal Amount
Interest Payment Dates:	May 28 and November 28, commencing November 28, 2021
Gross Proceeds to Issuer:	$749,062,500
Underwriting Discount:	0.325% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$746,625,000
Redemption Provisions:
Special Mandatory Redemption	If (i) the consummation of the Alexion Acquisition (as defined in the Prospectus Supplement) does not occur on or before March 12, 2022 or (ii) prior to such date, the Issuer notifies the Trustee that it will not pursue the consummation of the Alexion Acquisition, the Issuer will be required to redeem the notes then outstanding at a redemption price equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the Prospectus Supplement).

S.V-4

Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to February 28, 2031, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on February 28, 2031 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.125% and (ii) on or after February 28, 2031, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances that occur, in each case, after the date of the Prospectus Supplement and require the Issuer to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAB9
ISIN:	US04636NAB91

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Barclays Capital Inc.

BNP Paribas

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander Investment Securities Inc.

Skandinaviska Enskilda Banken AB (publ)

Société Générale

*****

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

S.V-5

The	issuer has filed a registration statement (including a prospectus supplement and accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents incorporated by reference therein that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by telephone at +1 (866) 471-2526 or by emailing Prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling +1 (866) 803-9204; or Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department, by telephone at +1 (866) 718-1649, or by email at prospectus@morganstanley.com.

It is expected that delivery of the notes will be made against payment on or about the Settlement Date, which will be the third business day following the Trade Date of the notes (such settlement being referred to as “T+3”). Trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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